UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

QUEPASA Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33105

Nevada	86-0879433
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7550 E. Redfield Rd.

Suite A

Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

480-348-2665

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, (a) on October 17, 2006, Quepasa Corporation (the “Company”) entered into a Securities Purchase Agreement, a Registration Rights Agreement, and a Support Agreement with Mexicans & Americans Trading Together, Inc. (“MATT Inc.”), and (b) on November 20, 2006, the Company entered into an Amended and Restated Support Agreement with the MATT Inc. and a Corporate Sponsorship and Management Services Agreement with both Mexicans & Americans Thinking Together Foundation, Inc. (the “Organization”) and MATT Inc. For additional information, see the Company’s current reports on Form 8-K filed with the Securities and Exchange Commission on October 19, 2006 and November 27, 2006, respectively.

On December 13, 2006, the Company agreed to pay Lionel Sosa $300,000 for his role in the successful closing of the transactions described above. Mr. Sosa is a member of the Company’s Board of Directors and Chief Executive Officer of the Organization.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date December 19, 2006	/s/ Robert B. Stearns
Robert B. Stearns
Chief Executive Officer

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